EXHIBIT 23




INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-51216 of Greyhound Financial Corporation on Form S-3 of our report dated March 4, 1994, appearing in this Annual Report on Form 10-K of Greyhound Financial Corporation for the year ended December 31, 1993.



/s/     DELOITTE & TOUCHE
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Phoenix, Arizona
March 10, 1994